Exhibit 10.1

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED

Principal Amount: $250,000                                                                             Issue Date:  August 6, 2007

CONVERTIBLE NOTE

FOR VALUE RECEIVED, Accountabilities, Inc., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to the order of North Atlantic Resources LTD (the "Holder") with an address at 425 Broad Hollow Road, Melville, New York 11747, without demand, the sum of Two Hundred Fifty Thousand Dollars ($250,000) with simple interest accruing thereon, on the earlier of (i) February 16, 2008 or (ii) the date that is five (5) days after the Borrower has received gross proceeds of $1,500,000 or more from a private placement of securities (the "Maturity Date").

ARTICLE I

GENERAL PROVISIONS

1.1           Maturity.  Principal and accrued interest under this Note shall become due and payable on the Maturity Date.  Borrower may prepay this note upon not less than ten (10) days prior written notice to the Holder; provided, however, that Holder shall have the right to exercise the conversion rights set forth in Article II during such notice period.

1.2           Conversion Privileges.  The conversion rights set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.  The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.3           Interest Rate.  Simple interest payable on this Note shall accrue at the annual rate of ten percent (10%) and be payable at the request of the Holder upon or after each conversion of principal pursuant to Article II, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal due under this Note into Shares of the Borrower's Common Stock (“Common Stock”) as set forth below.

2.1.           Conversion into the Borrower's Common Stock.

(a)           The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted by the Conversion Price.

(b)           Subject to adjustment as provided in Section 2.1(e) hereof, the Conversion Price per share shall be equal to the greater of (i) 75% of the per share Market Price (as defined below) of the Common Stock on the trading day immediately preceding the applicable Conversion Date or (ii) the Per Share Enterprise Value (as defined below) as of the last day of the fiscal quarter which has been completed more than forty-five (45) days before the Conversion Date.

(c)           For purposes of this Note, the term “Market Price” of the Common Stock means the average of the closing prices of such security’s sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted by the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted by the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the NASD OTC Bulletin Board, or any similar successor organization, or in the pink sheets, in each such case averaged over a period of five days consisting of the day prior to the day as of which Market Price is being determined and the four consecutive business days prior to such day.  If at any time such security is not listed on any securities exchange or quoted by the Nasdaq Stock Market or the over-the-counter market, the Market Price shall be the fair value thereof determined in good faith by the Corporation’s Board of Directors.

(d)           For purposes of this Note, the term “Per Share Enterprise Value” means the amount determined by dividing (A) the sum of (i) the aggregate Market Price of all of the Borrower’s Common Stock outstanding immediately prior to the Conversion Date and (ii) the Company’s aggregate outstanding indebtedness immediately prior to the Conversion Date (the sum of (i) and (ii) to be referred to herein as the “Enterprise Value”), by the total number of shares of Common Stock outstanding immediately prior to the Conversion Date ; provided, however, that in no event shall the Enterprise Value be less than $18,000,000.

(e)           The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof, shall thereafter be deemed to evidence the right to acquire upon conversion such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof, shall thereafter be deemed to evidence the right to acquire upon conversion an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(f)           Whenever the Conversion Price and/or the number or kind of shares or other securities to be issued upon conversion are adjusted pursuant to Section 2.1(e) above, the Borrower shall promptly mail to the Holder a notice describing such adjustment and setting forth a statement of the facts requiring such adjustment.

(g)           Borrower will reserve from its authorized and unissued Common Stock the number of shares of Common Stock as shall be sufficient to convert the full amount of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1           Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of ten (10) business days after the due date.

3.2           Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Borrower is not dismissed within sixty (60) days of appointment.

3.3           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within forty-five (45) days of initiation.

3.4           Failure to Deliver Common Stock or Replacement Note.  Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, or, if required, a replacement Note for ten business days beyond the required delivery date or any stated cure period, whichever is later.

ARTICLE IV

SUBORDINATION

4.1           Subordinate Right of Payment. Borrower hereby agrees, and the Holder of this Note by its acceptance hereof agrees, that the payment of the principal of and interest on this Note is hereby expressly made subordinate in right of payment, to the extent set forth in the following paragraphs (a) and (b), to the prior payment in full of the “Senior Debt” of Borrower.  “Senior Debt” means all bank debt and indebtedness now or hereafter outstanding under any factoring agreements or accounts receivable sale agreement existing on the date of this Note, and any renewals or replacements thereof.

(a)  In the event of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Borrower or to any of the property of Borrower, or in the event of any proceedings for voluntary liquidation, dissolution, or other winding-up of Borrower, whether or not involving insolvency or bankruptcy, then the holders of the Senior Debt shall be entitled to receive payment in full of all principal of, and premium, if any, and interest on the Senior Debt before the Holder of this Note shall be entitled to receive any payment on account of principal or interest on this Note, and to that end the holders of the Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Note.

(b)  In the event that the Holder of this Note shall have received written notice that the Senior Debt has been declared due and payable prior to its stated maturity, by reason of the occurrence of an event of default thereunder (under circumstances in which the provisions of the foregoing paragraph (a) are not applicable), then all principal of and premium, if any, and interest on the Senior Debt outstanding at the time of such declaration shall first be paid in full, before any payment on account of principal or interest is made upon this Note.

4.2           Borrower Obligation Unconditional and Absolute.  The provisions of this Article IV are for the purpose of defining the relative rights of the holders of the Senior Debt on the one hand and the Holder of this Note on the other hand, against Borrower and its property; and nothing herein shall impair, as between Borrower and the Holder, the obligation of Borrower, which is unconditional and absolute, to pay to the Holder hereof the principal hereof and interest hereon in accordance with the terms and the provisions hereof; nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default under this Note, subject to the rights, if any, under this Article 4 of the holders of the Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the Holder of this Note.

ARTICLE V

MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: Accountabilities, Inc., 500 Craig Road, Suite 201, Manalapan, New Jersey 07726,facsimilie: (732) 294-1133, Attention: Stephen DelVecchia; (ii) if to the Holder, to the name and address set forth on the front page of this Note, facsimilie: (631) 396-3969.

5.3           Amendment Provision.  The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New Jersey or in the federal courts located in New Jersey.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

5.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 6th day of August, 2007.

ACCOUNTABILITIES, INC.

Date:	By:	/s/ Stephen DelVecchia
Name: Stephen DelVecchia
Title: Chief Financial Officer

WITNESS:

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by _______________on August __, 2007 into Shares of Common Stock of Accountabilities, Inc.  (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name

Address